UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2007

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2007, the Board of Directors of Ferro Corporation approved the following amended and restated non-qualified compensation plans:

(1) Ferro Corporation Deferred Compensation Plan for Executive Employees,
(2) Ferro Corporation Deferred Compensation Plan for Non-Employee Directors,
(3) Ferro Corporation Supplemental Defined Benefit Plan for Executive Employees, and,
(4) Ferro Corporation Supplemental Defined Contribution Plan for Executive Employees.

The plans were amended and restated to comply with Internal Revenue Code Section 409A, which became effective January 1, 2005, and established new rules for deferred compensation. The amendments are technical in nature and do not materially change the benefits to participants under the plans. The previous plans govern pre-2005 earned and vested deferred compensation and the amendments to the plans govern earned or vested deferred compensation for 2005 and thereafter.

Copies of the amended and restated plans are attached hereto as Exhibits 10.1 through 10.4.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: amended and restated Ferro Corporation Deferred Compensation Plan for Executive Employees

Exhibit 10.2: amended and restated Ferro Corporation Deferred Compensation Plan for Non-Employee Directors

Exhibit 10.3: amended and restated Ferro Corporation Supplemental Defined Benefit Plan for Executive Employees

Exhibit 10.4: amended and restated Ferro Corporation Supplemental Defined Contribution Plan for Executive Employees

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

September 24, 2007	By:	Sallie B. Bailey

Name: Sallie B. Bailey
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Ferro Corporation Deferred Compensation Plan for Executive Employees
10.2	Ferro Corporation Deferred Compensation Plan for Non-Employee Directors
10.3	Ferro Corporation Supplemental Defined Benefit Plan for Executive Employees
10.4	Ferro Corporation Supplemental Defined Contibution Plan for Executive Employees